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                                                                     EXHIBIT 4.3


                          PERSEPTIVE BIOSYSTEMS, INC.

             NON-QUALIFIED STOCK OPTION AGREEMENT FOR NEW OFFICERS
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          PerSeptive Biosystems, Inc., a Delaware corporation (the "Company"), hereby grants, as of the 5th day of March, 1997, to Don Schoeny (the "Optionee"), an option to purchase a maximum of 200,000 shares of its Common Stock, $.01 par value, at the price of $7.125 per share, on the following terms and conditions:

          1.  GRANT UNDER 1997 NON-QUALIFIED STOCK OPTION PLAN.  This option is
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granted pursuant to and is governed by the Company's 1997 Non-Qualified Stock
Option Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. This option is being granted to the Optionee as an inducement essential to the Optionee's entering into an employment agreement with the Company as a new employee. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

          2.  GRANT AS NON-QUALIFIED STOCK OPTION; OTHER OPTIONS.  This option
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is intended to be treated for federal income tax purposes as a non-qualified stock option. This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

          3.  VESTING OF OPTION IF BUSINESS RELATIONSHIP CONTINUES.  If the
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Optionee has continued to serve the Company or any Related Corporation in the capacity of an employee or consultant (such service is described herein as maintaining or being involved in a "Business Relationship with the Company") on the following dates, the Optionee may exercise this option for the number of shares of Common Stock set opposite the applicable date at any time on or after such date:

          Prior to March 5, 1998            0 shares

          On or after March 5, 1998         50,000 shares
            but prior to June 5, 1998

          On June 5, 1998 and at the        An additional 12,500 shares
            end of each three (3) month     (6.25% per quarter)
            period thereafter

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The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company, may be exercised up to and including the date which is ten (10) years from the date this option is granted. All of the foregoing rights are subject to Articles 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company, dies or becomes disabled while involved in a Business Relationship with the Company.

          4.  TERMINATION OF THE BUSINESS RELATIONSHIP.  If the Optionee's
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Business Relationship with the Company is terminated, other than by reason of death or disability as defined in Article 5 or for misconduct as defined in
Article 16, no further installments of this option shall become exercisable and this option shall terminate after the passage of ninety (90) days from the date the Business Relationship is terminated, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.

          5.  DEATH; DISABILITY.  If the Optionee's Business Relationship is
              -----------------
terminated by reason of death, this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 10, at any time within 180 days after the date of death, but no later than the scheduled expiration date. If the Optionee's Business Relationship is terminated by reason of his disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of the termination of the Business Relationship, at any time within 180 days after such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

          6.  PARTIAL EXERCISE.  Exercise of this option up to the extent above
              ----------------
stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

          7.  PAYMENT OF PRICE.  The option price is payable in United States
              ----------------
dollars and may be paid either:

       (a) in cash or by check, or any combination of the foregoing, equal in amount to the option price; or (b) in the discretion of the Compensation Committee, in cash, by check, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Compensation Committee) equal as of the date of exercise to the option price, or by any combination of the foregoing, equal in amount to the option price; or (c) in the discretion of the

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Compensation Committee, in cash, by check, by delivery of shares of the
Company's Common Stock having an aggregate fair market value (as determined by the Compensation Committee) equal as of the date of exercise to the option price; or (d) by delivery of the Optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or by any combination of the foregoing, equal in amount to the option price. Notwithstanding the foregoing, the Optionee may not pay any part of the option price hereof by delivering shares of the Company's Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

   8.  AGREEMENT TO PURCHASE FOR INVESTMENT.  By acceptance of this option, the
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Optionee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with that Act.

   9.  METHOD OF EXERCISING OPTION.  Subject to the terms and conditions of this
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Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Article 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

   10. OPTION NOT TRANSFERABLE.  This option is not transferable or assignable
       -----------------------
except by will or by the laws of descent an distribution. During the Optionee's lifetime only the Optionee can exercise this option.

   11. NO OBLIGATION TO EXERCISE OPTION.  The grant and acceptance of this
       --------------------------------
option imposes no obligation on the Optionee to exercise it.

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   12. NO OBLIGATION TO CONTINUE BUSINESS RELATIONSHIP.  The Company and any
       -----------------------------------------------
Related Corporation (as defined in the Plan) are not by the Plan or this option obligated to continue to maintain a Business Relationship with the Optionee.

   13. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.  The Optionee shall have no
       ---------------------------------------
rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

   14. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. The Plan contains provisions
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covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In general, you should not assume that options necessarily would survive the acquisition of the Company. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Articles 3 through 5 hereof, both inclusive, maintenance of a Business Relationship by the Company includes maintenance of a Business Relationship by a Related Corporation as defined in the Plan.

   15. WITHHOLDING TAXES.  If the Company or any Related Corporation in its
       -----------------
discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, the vesting or transfer of the shares acquired on the exercise of this option, or the making of a distribution or other payment with respect to the shares, the Optionee hereby agrees that the Company or any Related Corporation may withhold from the Optionee's remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company or Related Corporation does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

   16. NO EXERCISE OF OPTION IF BUSINESS RELATIONSHIP TERMINATED FOR MISCONDUCT.
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If the Business Relationship of the Optionee is terminated for "Misconduct", this option shall terminate on the date of such termination of the Business Relationship and shall thereupon not be exercisable to any extent whatsoever. "Misconduct" is conduct, as determined by the Board of Directors, involving one or more of the following: (i) the substantial and continuing failure of the Optionee to render services to the Company in accordance with the terms or requirements of the Business Relationship; (ii) a determination by two-thirds of the members of the Board of Directors that the Optionee has inadequately performed the requirements of its Business Relationship; (iii) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; (iv) the commission of an act of embezzlement, fraud, disloyalty, dishonesty or deliberate disregard of the rules or policies of the Company which results in loss, damage or

                                      -4-
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injury to the Company, whether directly or indirectly; (v) the unauthorized disclosure of any trade secret or confidential information of the Company; or
(vi) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company. In making such determination, the Board of Directors shall act fairly and in utmost good faith and shall give the Optionee an opportunity to appear and to be heard at a hearing before the Board of Directors or any Committee and present evidence on his or her behalf. For the purposes of this
Article 16, termination of the Business Relationship shall be deemed to occur when the Optionee receives notice that its business relationship is terminated.

   17. ACCELERATION AND VESTING OF OPTION FOR BUSINESS COMBINATIONS.  If the
       ------------------------------------------------------------
Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), then this option shall, immediately prior to the consummation of such Acquisition, become fully vested and immediately exercisable by the Optionee.

   18. PROVISION OF DOCUMENTATION TO OPTIONEE.  By signing this Agreement the
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Optionee acknowledges receipt of a copy of this Agreement and a copy of the
Company's 1997 Non-Qualified Stock Option Plan.

   19. GOVERNING LAW.  This Agreement shall be governed by and interpreted in
       -------------
accordance with the internal laws of the State of Delaware.


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   IN WITNESS WHEREOF the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

OPTIONEE                            PERSEPTIVE BIOSYSTEMS, INC.


------------------------------          By:
Signature of Optionee                      ------------------------------


------------------------------          Title:
Print Name of Optionee                        ---------------------------

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